Exhibit 5.1

ArentFox Schiff LLP

Prudential Tower 800 Boylston Street

Boston, MA 02199

617.973.6100 MAIN

617.367.2315 FAX

afslaw.com

March 22, 2022

The Board of Directors CSP Inc.

175 Cabot Street

Lowell, Massachusetts 01854

RE: Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to CSP Inc., a Massachusetts corporation (the “Company”), with respect to the Company’s Registration Statement on Form S-8, filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 400,000 shares of the Company’s Common Stock, par value $0.01 per share, issuable pursuant to the Company’s 2015 Stock Incentive Plan (the “Shares”).

We have examined and relied upon the originals or copies of such records, agreements, documents and other instruments and have made such inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as the basis for the opinions set forth herein. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein. We have also assumed that, prior to the sale of any Shares to which the Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state securities laws.

The opinions expressed in this letter concern only the effect of the laws of the Massachusetts Business Corporation Act as currently in effect, and we express no opinion on the law of any other jurisdiction. We assume no obligation to supplement this letter if any of the applicable laws change in any manner.

Based on the foregoing, we are of the opinion that the Shares, when issued or delivered and paid for in accordance with the terms of the Company’s 2015 Stock Incentive Plan, will be validly issued, fully paid and nonassessable.

Smart In Your World®

Exhibit 5.1

March 22, 2022

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations thereunder.

Very truly yours,

/s/ ArentFox Schiff LLP ArentFox Schiff LLP